GOLDMAN
KURLAND
MOHIDIN

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No: 333-179628 and File No: 333-174484) of China Recycling Energy Corporation of our report dated March 12, 2012 except for Notes 2, 12, 17, 18 & 21, for which the date is July 17, 2013 relating to the financial statements which appear in the 2011 Annual Report on Form 10-K/A.

Goldman Kurland Mohidin LLP

Goldman Kurland and Mohidin, LLP
Encino, California
July 18, 2013

CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS
16133 Ventura Blvd., Suite 880 Encino, CA 91436
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